                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-66832, 333-12169, 333-62059, 333-45820, 333-98081 and
333-109256) pertaining to the 1991 Stock Plan, the 1992 Stock Plan, the 1995 Equity Incentive Plan, the 1995 Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan, and in the Registration Statements (Form S-3 Nos. 333-52471, 333-62309, 333-77543, 333-81481, 333-84487, 333-85673, 333-30938,
333-72798, 333-72800, 333-107538 and 333-38773) of SciClone Pharmaceuticals,
Inc. and in the related Prospectuses, as applicable, of our report dated February 13, 2004, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 10, 2004